UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2021

AVEO Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34655	04-3581650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Winter Street Boston, Massachusetts	02108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 400-0101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVEO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On March 9, 2021, CANbridge Life Sciences Ltd. (“CANbridge”) exercised its right to terminate for convenience the Collaboration and License Agreement, dated as of March 17, 2016, by and between AVEO Pharmaceuticals, Inc. (the “Company”) and CANbridge (the “Agreement”) pertaining to the development, manufacture and commercialization of the Company’s potent humanized IgG1 monoclonal antibody that targets ErbB3 (also known as HER3) (“AV-203”).

Pursuant to the terms of the Agreement, CANbridge received exclusive rights in all countries outside of North America to develop, manufacture and commercialize AV-203 for the diagnosis, treatment and prevention of disease, subject to the Company’s specified development and commercial rights. The Company was eligible for potential additional development, regulatory and commercial milestone payments on AV-203 and other potential products arising from research under the collaboration, together with royalties.

The termination is effective as of September 5, 2021. Pursuant to the terms of the Agreement, the Company expects the transfer of the AV-203 program to be complete by the effective date and, at that time, the Company expects to regain rights to the AV-203 program outside of North America.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which was previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q on May 10, 2016, and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: March 15, 2021	By:	/s/ Michael Bailey
Michael Bailey President and Chief Executive Officer